EXHIBIT 10.1

                               FRANCHISE AGREEMENT

     THIS FRANCHISE AGREEMENT ("Agreement") is executed in Scottsdale, Arizona as of the date stated below, between Fitness For Life Franchise Corporation, an Arizona corporation ("FFL"), and ____________________, of ____________________
("Franchisee").

                                    RECITALS:

     A. FFL is engaged in the business of franchising a unique and comprehensive system of providing individualized personal fitness training (the "FFL Franchise System").

     B. FFL has expended time, skill, effort and money to develop a business plan in connection with the operation of franchises using certain standards, specifications, methods, procedures, techniques, systems, and information, all of which may be enhanced, improved and further developed from time to time by FFL.

     C. The distinguishing characteristics of the FFL Franchise System include, but are not limited to the interior layout and design, color scheme, signage and equipment, the name and mark "Fitness For Life 1 Client, 1 Trainer, 1 Goal" and "Fitness Together 1 Client, 1 Trainer, 1 Goal" together with such other trade names, service marks, trademarks, copyrights, titles, symbols, emblems, slogans, insignia, designs, diagrams, artworks, worksheets, originals, manuals, techniques, rules, ideas, philosophies, illustrations, course materials, advertising and promotional materials, and other audio, video and written materials as FFL has developed and designated for use in connection with the FFL Franchise System, and as FFL may hereafter acquire or develop and designate for use in connection with the FFL Franchise System ("Proprietary Assets").

     D. Franchisee desires to operate a franchise using the FFL Franchise System and the Proprietary Assets in the territory described in Paragraph 1 on the terms and conditions set forth herein, which terms and conditions are reasonably necessary to maintain FFL's standards of quality and service, protect the good will and enhance the public image of the FFL Franchise System and Proprietary Assets.

     E. Franchisee has been informed and hereby acknowledges his or her understanding of the fact that the successful operation of the franchise will depend primarily upon the efforts, capabilities and management skills of Franchisee, as well as efficient operation of the franchised business, the general economic trends and local marketing conditions. FFL makes no claims or representations whatsoever regarding potential sales, profits or earnings achievable by Franchisee.


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     NOW, THEREFORE, the parties agree:

                              1. GRANT OF FRANCHISE

1.1 FFL hereby grants to Franchisee the right to own and operate one (1) FFL Franchise System basic franchise ("Franchise") within the territory described on Exhibit A ("Territory").

1.2 This Agreement grants to Franchisee the individual franchised territory within which FFL and Franchisee contractually, mutually agree to refrain from establishing or franchising others to establish another FFL center. Franchisee is unrestricted as to the geographic area into which it may go to solicit business as an FFL franchise owner. Franchisee may relocate the franchised business only with FFL's prior written approval and conditioned on meeting and agreeing to FFL relocation criteria. FFL approval will be based on a variety of factors, including the viability of the then-current location and conditions of the area, potential modifications of the Territory, new design and current upgrades.

     FFL agrees that during the term of the Franchise Agreement and as long as Franchisee is not in default under this Agreement and all other agreements, FFL or its affiliates, if any, will not establish or operate, nor license any other person to establish or operate a business selling or providing individualized personal fitness training within the Territory. FFL reserves the right to franchise and/or operate fitness centers or other franchises at its sole discretion in any area or territory outside and/or contiguous to the Territory.

     The size of the Territory granted to Franchisee will be a function of the market conditions of the area. Territory boundaries will be delineated by street, highways, waterways, city or county borders or other such lines of demarcation. Boundary lines shall be defined as extending only to the middle of boundary line of demarcation, e.g., to the middle of a street or highway, and another FFL center franchise may be located on the boundary line, but outside of Franchisee's Territory. The typical territory will include an area of five (5) miles in any direction from the Franchise location and/or a daytime population base of 80,000 in densely populated areas.

     Continuation of the Territory shall be for the initial term of the Franchise Agreement and shall be subject to the modification or elimination at FFL's sole discretion at time of transfer and renewal.

     The Franchise Agreement does not provide Franchisee with any options, rights of first refusal or similar rights to acquire additional franchises within the Territory or areas contiguous to the Territory. Franchisee's Territory may be altered during the initial term only by mutual consent in writing by both Franchisee and FFL, except at time of transfer or renewal.

1.3 FFL hereby licenses to Franchisee the right to use the FFL Franchise System and the Proprietary Assets in connection with the operation of the Franchise.

                               2. TERM AND RENEWAL

2.1 This Franchise shall expire ten (10) years from the effective date of this Agreement.

2.2 Franchisee may, at its option, renew the Franchise and the right to use the FFL Franchise System and the Proprietary Assets in connection with the operation of the Franchise for two (2) additional terms

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     of five (5) years each, provided that prior to the expiration of the initial term or each renewal term, as the case may be:

     (a) Franchisee gives FFL written notice of its election to renew not less than six (6) months nor more than twelve (12) months prior to the end of the initial term or each renewal term, as the case may be;

     (b) Franchisee is not, when written notice of its election to renew is given or at any time subsequent thereto, in default of any provisions of this Agreement or any other agreement between Franchisee and FFL, including any other Franchise Agreement, and has substantially complied with the terms and conditions of all such agreements during the initial term, or during each renewal term, as the case may be;

     (c) All monetary obligations owed by Franchisee to FFL have been satisfied prior to the renewal and paid when due throughout the initial term, or throughout any renewal term, as the case may be;

     (d) Franchisee executes FFL's then-current standard form of Franchise Agreement, which may contain terms and conditions different from those set forth herein, but which shall not alter Franchisee's renewal rights or monthly royalty obligation, or require Franchisee to pay an additional Initial Franchise Fee;

     (e) Franchisee executes a general release in a form satisfactory to FFL, of any and all claims against FFL and its officers, directors, members, shareholders and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state and local laws, rules and ordinances; and

     (f) Franchisee and any other person who has an interest in the Franchise (if Franchisee is a group of individuals or a corporation, limited liability company, partnership, unincorporated association or similar entity) attends and satisfactorily completes such refresher training, if any, as FFL may require, in its sole discretion, at such time and place prior to expiration of the initial term or each renewal term as FFL may reasonably designate, it being understood that all costs for travel, sustenance, lodging and other expenses in any way related to such training shall be borne by Franchisee, and that all costs relating to verbal advice, written advice or materials unilaterally supplied at such training shall be borne by FFL.

     (g) Franchisee pays a renewal fee of twenty-five percent (25%) of the then-current initial FFL franchise fee. Franchisee must execute and be bound by the then-current Franchise Agreement for the sale of new FFL centers. Franchisee will be required to upgrade, remodel and refurbish the franchise center premises and the inside and outside must be brought up to the then-current standards, graphics and signs will need to be replaced if necessary and all equipment updated to the then-current requirements.

                                     3. FEES

3.1 Franchisee shall pay to FFL the sum of Twenty-Four Thousand and No/100 Dollars ($24,000.00) as an Initial Franchise Fee. The Initial Franchise Fee is payable no earlier than ten (10) business days after Franchisee's receipt of a copy of the Offering Circular, but no later than at the time of the

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     execution of the Franchise Agreement. The Initial Franchise Fee is fully earned by FFL when paid and is not refundable.

3.2 FFL may, from time to time, offer programs to existing qualified franchise owners to open multiple centers. In these cases, FFL, at its option, may elect to reduce the Initial Franchise Fee for each additional franchise, offer financing, defer the Initial Franchise Fee and/or provide other options at its discretion.

3.3 Franchisee shall pay to FFL a continuing monthly royalty of five percent (5%) of its gross monthly receipts on the tenth (15th) day of the first full calendar month after the execution of this Agreement, and on the tenth day of each month thereafter during the initial term of the Franchise and any renewal terms.

3.4 Gross monthly receipts shall include all receipts of Franchisee for individualized personal training whether at the Franchisee's regular place of business, from off-site training and the sales of merchandise and shall include, cash, credit and electronic funds transfer sales consisting of all amounts invoiced or received for services, goods or merchandise sold by Franchisee, exclusive of sales, use or privilege taxes thereon.

3.5 Franchisee may, at its option, purchase from or through FFL such equipment and materials (beyond those initially supplied pursuant to Paragraph 4.4 and those agreed to be purchased) as FFL may from time to time make available to Franchisee at prices set forth from time to time in the Operations Manual.

3.6 With regard to all sums owed to FFL that are in arrears, Franchisee shall pay FFL a late fee of five percent (5%) of the amount due or Fifty and No/100 Dollars ($50.00) for each month or portion of months that such amount is in arrears, whichever is greater.

3.7 If a default notice is sent to Franchisee, Franchisee shall pay FFL a fee of Fifty and No/100 Dollars ($50.00).

3.8 When activated, Franchisee shall join and participate as a member of FFL's Electronic Mail and Communications Network ("FFLnet") linking franchisees with each other and the Corporate Office and complete FFL software license.

     When operational, Franchisee agrees to participate in a FFL Electronic Funds Transfer program by allowing FFL to electronically transfer directly to and from Franchisee's bank account.

     Electronic Funds Transfer from Franchisee's bank account may include, but are not limited to, royalty, lease and note payments and supplies and equipment. Electronic Funds Transfer will allow FFL to collect royalty, lease and note payments and supplies and equipment payments in conjunction with the ability of Franchisee to electronically submit royalty reports and receive center financial account information via FFLnet.

3.9 FFL has developed and custom designed a software package for conducting accounting and related activities ("Proprietary Software Package"). The Proprietary Software Package is proprietary and confidential information of FFL. Franchisee must comply with FFL's standards regarding the Proprietary Software Package as explained in the confidential Operations Manual. FFL will lease the

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     Proprietary Software Package to Franchisee at no charge. The cost of any leases of or updates to the Proprietary Software Package will be included in the continuing services and royalty fee.

     Franchisee must upgrade any hardware component or software program at any time during the term of this Agreement to be compatible with the Proprietary Software Package required by FFL. The Proprietary Software Package will be compatible with the hardware and software described in the paragraph above. FFL will not require Franchisee to upgrade more than twice during the term of this Agreement at a cost of not more than Two Thousand Five Hundred and No/100 Dollars ($2,500.00).

3.10 Franchisee agrees that it shall not, on grounds of the alleged nonperformance by FFL of any of its obligations under this Agreement, withhold payment of any fee or other amount payable to FFL under this Agreement or otherwise.

                              4. OBLIGATIONS OF FFL

4.1 FFL, commencing at its next regular training session, will conduct for Franchisee and/or Franchisee's manager (and others designated by FFL), a comprehensive training program ("Initial Training") so as to inform Franchisee of the methods, procedures and techniques contained in the FFL Franchise System. Initial Training will be conducted during normal business hours at FFL's principal place of business in Castle Rock, Colorado or at such other site in the State of Colorado as FFL shall designate. Franchisee and/or its manager is required to attend and successfully complete such training program. The Initial Training session will be for a duration of four to seven (4 - 7) days. All costs for travel, sustenance, lodging and other expenses in any way related to Initial Training shall be borne by Franchisee.

     Franchisee will not be required to attend an Initial Training course conducted at a FFL designated location with the second or additional Franchises purchased by Franchisee.

4.2 FFL or its designee will provide advice to Franchisee regarding the conduct of Franchisee's business at reasonable times. Franchisee and a reasonable number of Franchisee's staff members may attend subsequent training sessions ("Subsequent Training") that may be provided by FFL or its designee. All costs related to Subsequent Training shall be borne by Franchisee. Arrangements must be made by Franchisee and its staff members prior to their participation in any training offered by FFL or its designee.

4.3  FFL shall make available to Franchisee, directly or through a designee:

     (a) Such assistance as FFL determines is required in connection with the opening and operation of the Franchise;

     (b) Such merchandising, marketing and other data and advice as may from time to time be developed by FFL and deemed by it to be helpful in the operation of the Franchise;

     (c) Such individual or group advice, consultation and assistance rendered by telephone, newsletters or bulletins as FFL may deem necessary or appropriate from time to time;

     (d) Such other resources and assistance as may be developed and offered by FFL to its franchisees.

4.4 FFL will promptly provide Franchisee with a list of equipment and supplies as set forth in Exhibit B. FFL will also give Franchisee a list of approved manufacturers, suppliers and distributors authorized

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     for the Franchise and a list of approved inventory, products, fixtures, furniture, signs, stationary, supplies and other items or services necessary to operate the Franchise. If Franchisee would like to sell or use any product, material or supply or purchase any products from a supplier not on either of these lists, it must notify FFL and may need to submit samples and other information to FFL so that FFL can make an informed decision as to whether the product or supplier meets FFL's standards. Franchisee may be charged for the costs of FFL's testing of a product or supplier. FFL will approve or disapprove submitted items within ten (10) days. Any item used in the Franchisee's business which is not specifically required to be purchased in accordance with the approved lists will conform to FFL's established standards.

                           5. LIMITATIONS OF FRANCHISE

5.1 Franchisee acknowledges that FFL is the exclusive owner of the Proprietary Assets and of the standards, specifications, operating procedures and other elements of the FFL Franchise System and further acknowledges that any modifications to the FFL Franchise System or any substitutions or additions to the Proprietary Assets suggested or developed by Franchisee and approved by FFL shall be owned exclusively by FFL and may be incorporated by FFL into the Proprietary Assets. Franchisee shall use the FFL Franchise System and the Proprietary Assets at one (1) physical location strictly in accordance with the terms of this Agreement and all policies set forth from time to time in the Operations Manual. Any unauthorized use of the FFL Franchise System or the Proprietary Assets is and shall be deemed to be an infringement of FFL's rights. Except as expressly provided in this Agreement, Franchisee shall acquire no right, title or interest in or to the FFL Franchise System or the Proprietary Assets. All good will associated with the FFL Franchise System and the Proprietary Assets used by Franchisee shall inure exclusively to FFL's benefit; and upon the termination of the Franchise, no monetary amount shall be assigned as attributable to any good will associated with Franchisee's use of the FFL Franchise System or the Proprietary Assets. Franchisee shall at no time take any action whatsoever to contest the validity, ownership, distinctiveness or enforceability of the Proprietary Assets and the good will associated therewith. Franchisee agrees that any use by Franchisee of all or any part of the FFL Franchise System or the Proprietary Assets contrary to any provision of this Agreement or any use by Franchisee of any confusingly similar method, format, procedure, technique, system, name, mark, symbol, emblem, slogan, insignia, term, designation, design, diagram, promotional material or course material, during or after the term of this Agreement, shall cause irreparable injury to FFL, shall constitute a material breach of his Agreement and shall entitle FFL to temporary, preliminary or permanent injunctive relief from a court of competent jurisdiction, court costs, reasonable expenses of litigation, reasonable attorneys' fees and any other appropriate remedies.

5.2 Franchisee shall operate and advertise under the name "Fitness Together 1 Client, 1 Trainer, 1 Goal" and use the service mark "Fitness Together 1 Client, 1 Trainer, 1 Goal." Franchisee shall have no right to use in its corporate, limited liability company, partnership or similar entity name, the name "Fitness Together" or any other trade names or marks used by FFL. Upon termination of Franchisee for any reason whatsoever, Franchisee shall immediately take any steps necessary to eliminate the use of the name and service marks of FFL. Franchisee shall identify itself as a FFL franchisee on its stationery, business cards and other similar material used and distributed in connection with the franchised business. Franchise shall submit its stationery, business cards and other similar material to FFL for approval within thirty (30) days from the date hereof. Franchisee must not use in advertising or any other form of promotion, the copyrighted materials, trademarks, service marks or

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     commercial symbols of FFL without the appropriate notices which may be required by law such as (C), etc.

5.3 The Franchise and the right to use the FFL Franchise System and the Proprietary Assets granted hereunder are exclusive within the Territory, except for the right of FFL or its other franchisees to advertise within the Territory. FFL retains the right in its sole discretion to grant franchise rights to other persons outside the Territory, subject to the terms and conditions of this Agreement.

5.4 FFL retains the right in its sole discretion to develop, use and franchise the rights to any systems, trade names, trademarks, service marks, trade symbols, emblems, signs, slogans, insignia, or copyrights not designated by FFL as part of the FFL Franchise System or the Proprietary Assets, at any location, including within the Territory, on such terms and conditions as FFL may deem advisable, and without granting Franchisee any rights therein.

5.5 Because complete and detailed uniformity under many varying conditions may not be possible or practical, FFL specifically reserves the right and privilege, in its sole discretion and as it may deem to be in the best interests of all concerned and in any specific instance, to vary standards for any franchisees based upon the peculiarities of a particular territory, density of population, business potential, business practice or other condition important to the successful operation of such franchise owner's business. FFL may grant to franchisees variations from standard specifications and practices as FFL determines in its sole discretion, and FFL shall have no obligation to grant Franchisee like or similar variations.

5.6 If Franchisee will occupy the premises under lease, FFL will have final ultimate approval of the lease. The lease must include the following terms and conditions:

     (a) That the initial term of the lease, or the initial term together with the renewal term, must be not less than five (5) years.

     (b) That the lessor consents to Franchisee's use of such proprietary marks and signage as FFL may require for the franchised business.

     (c) That the use of the premises be restricted solely to the operation of the franchised business.

     (d) That Franchisee be prohibited from sub-leasing or assigning all or any part of his or her occupancy rights or extending the terms of or renewing the lease without FFL's prior written consent.

     (e) That the lessor provide to FFL copies of any and all notices of default given to Franchisee under the lease.

     (f) That FFL have the right to enter the premises to make modifications necessary to protect the proprietary marks for the FFL Franchise System, or to cure any default under the Franchise Agreement or under the lease.

     (g) That FFL (or its designee), have the option, upon default, expiration or termination of the Franchise Agreement, and upon notice to the lessor, to assume all of the Franchisee's rights under the lease terms (including rent payments), including the right to assign or sub-lease.

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          Further, FFL shall have the right to remove its equipment and signage in the event of the above.

     (h) That lessor agrees not to lease space, or continue to lease space if tenant is not doing business as (dba) Fitness Together.


                     6. ADVERTISING; FRANCHISEE'S EMPLOYEES
                       AGENTS AND INDEPENDENT CONTRACTORS

6.1 Franchisee shall, prior to conducting any advertising, submit to FFL a copy of any such advertising not prepared by FFL and a description of the manner in which Franchisee intends to disseminate the advertising. FFL shall have the right to disapprove or place conditions upon the text, except with respect to the prices to be charged, artistic composition, manner of dissemination or any other time with respect to the advertising by written notice to Franchisee given within fifteen (15) days of FFL's receipt of the advertisement. Notwithstanding anything to the contrary contained herein, Franchisee may not disseminate any advertising through the United States mail in any manner that would be in conflict with any mailing rights granted by FFL to any other franchisee.

6.2 FFL acknowledges that Franchisee may hire one (1) or more employees, agents or independent contractors to assist in the operation of the Franchise, to solicit clients and provide individualized fitness training. Franchisee agrees that any such employee, agent or independent contractor shall be required to execute a Non-Disclosure and Non-Compete Agreement located in the Originals Manual.

                           7. FRANCHISEE'S OBLIGATIONS

7.1 Franchisee has sole responsibility for the performance of all obligations arising out of the operation of the Franchise, including, the payment when due of any taxes levied by reason of such operation. Franchisee shall carefully monitor the performance of any person who is actively involved in the operation of the Franchisee.

7.2 This Agreement does not create a fiduciary relationship between FFL and Franchisee. Franchisee shall be an independent contractor with the entire control and discretion of its Franchise, subject only to the terms and conditions of this Agreement. No agency, employment or partnership is created or implied by the terms of this Agreement. In all public records, in its relationship with other persons, and in any offering circular, prospectus or similar document, Franchisee shall indicate clearly the independent ownership of its business and that the operations of its business are separate and distinct from the operations of FFL's business.

7.3 Franchisee shall operate the Franchise in accordance with both the Originals Manual and the Operations Manuals, a copy of each Franchisee acknowledges having received on loan from FFL for the term of the Franchise. FFL may, from time to time, unilaterally revise the contents of the Originals and Operations Manuals to implement new or different operating requirements and fees applicable to the Franchise, and Franchisee expressly agrees to comply with such changed requirements and fees within such reasonable time as FFL may require; provided, however, that any changed requirements or fees shall not unreasonably increase Franchisee's obligations under this Agreement or place an excessive economic burden of Franchisee's operations. Franchisee shall at all times keep its copy of the Originals and Operations Manuals and any other manuals loaned to it

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     current and up-to-date and, in the event of any dispute as to the contents thereof, the master copies maintained by FFL at its principal place of business shall be controlling. Franchisee agrees that the provisions of the Originals and Operations Manuals, including the mandatory specifications, standards, procedures and rules applicable to the FFL Franchise System, and such modifications as are made thereto from time to time by FFL, shall constitute provisions of this Agreement as if fully set forth in this Agreement. Franchisee further agrees that all references in this Agreement to the provisions or specifications of the Originals or Operations Manuals shall mean the provisions and specifications of those manuals, including all mandatory and recommended specifications, standards, procedures, rules and criteria, as of the time they are in effect.

7.4 Franchise must treat the Originals and Operations Manuals, any other manuals created for or approved for the use in the operation of the franchised business and the information contained in them as confidential and must use all reasonable efforts to maintain this information as secret and confidential. Franchisee must not copy, duplicate, record or otherwise reproduce these materials, in whole or in part, or otherwise make them available to any unauthorized person. The manuals will remain FFL's sole property and must be kept in a secure place on the premises.

7.5 During the term of this Franchise Agreement, except as otherwise provided in writing by FFL, Franchisee or if a corporation, partnership or limited liability company, a principal, member or general partner of the corporation, partnership or limited liability company, or Franchisee's fully- trained manager, must devote full time and best efforts to the management and operation of the franchised business. The franchised business must at all times be under the direct on premises supervision of a manager who has satisfactorily completed FFL's training program. Franchisee must also maintain a competent, conscientious, trained staff, including a fully-trained manager, which may be Franchisee. If Franchisee is an individual, we recommend that Franchisee be the fully-trained manager described above. FFL imposes no limitations as to who Franchisee may hire as the manager, except that Franchisee must comply with all applicable laws and that Franchisee must not harm the goodwill associated with the FFL Franchise System and the proprietary marks. (This requirement may affect who Franchisee may hire as its manager).

     FFL does not have the right to approve the manager. The manager will not be required to have an equity interest in the business. The manager and other employees may be required to attend and complete FFL's training programs as described in paragraph 7.6. The manager and other employees may also be required to enter into an agreement not to complete with businesses under the FFL Franchise System while employed by Franchisee and for two (2) years thereafter, and an agreement not to reveal confidential information obtained in the course of their employment with Franchisee.

     This Franchise Agreement provides that Franchisee will devote sufficient time and energy to ensure the efficient operation of the center, with center days and hours as prescribed by FFL.

7.6 To further protect the FFL Franchise System, the Proprietary Assets and the goodwill to be associated therewith, Franchisee shall:

     (a) Take the initial training prescribed by and provided by FFL. If FFL determines, in its sole discretion, that Franchisee is unable to satisfactorily complete the training program, FFL shall have the right to require Franchisee to attend such additional training as FFL may require, or terminate this Agreement and refund the initial franchise fee less Five Thousand and No/100 Dollars ($5,000.00).

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     (b)  Provide such training for its personnel as may be necessary to meet qualifications levels set by FFL from time to time for personnel involved in Franchisee's business.

     (c) Feature and use the Proprietary Assets solely in the manner prescribed by FFL.

     (d) Observe such reasonable requirements with respect to service mark, trade name, trademark, and fictitious name registrations and copy right notices as FFL may, from time to time, direct in writing.

     (e) Not offer, sell or promote any other sales or other type of fitness training or other program under the service mark Fitness Together or any other like mark except such programs as it has obtained from FFL.

     (f) Sell or offer for sale at the franchised business only products which meet FFL's current standards and specifications established in FFL's Operations Manuals or otherwise in writing.

     (g) Use only materials displaying the names, marks, insignia and symbols of the FFL Franchise System.

     (h) Equip its FFL center with equipment recommended and approved by FFL and maintain an inventory of products, equipment and supplies that will permit operation of the Franchise at maximum capacity.

     (i) Comply will all laws, ordinances and regulations affecting the operation of the Franchise and the conduct of personal training. All personal training shall be conducted at Franchisee's one (1) place of business in the Territory or at homes or offices within the Territory.

     (j) Notify FFL in writing within five (5) days of the commencement of any action, suit or proceeding, or of the issuance of any writ, injunction, award or decree of any court, agency or governmental agency or instrumentality, which may adversely affect Franchisee's financial condition or ability to meet its obligations hereunder.

     (k) Permit authorized personnel of FFL to enter its place of business during normal business hours to examine its operations, facilities, books and records.

     (l) Franchisee shall cooperate with FFL's representatives in such inspections by rendering such assistance as they may reasonably request.

     (m) Pay on a timely basis all fees and costs incurred in the operation of the Franchise, whether owing to FFL or to third parties. Franchisee is aware that failure to make prompt payment causes irreparable harm to the reputation and credit of FFL and other FFL franchisees.

     (n) Submit reports of its operations on such forms as are prescribed from time to time in the Operations Manuals at such times as FFL may reasonably request.

     (o) Take reasonable steps to protect FFL, the FFL Franchise System and the Proprietary Assets against any misappropriation of same and/or other action taken by any third party which is or might damage FFL, the FFL Franchise System and/or the Proprietary Assets, and

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          immediately notify FFL of such misappropriation and/or action;
          provided, however, that Franchisee shall not be required to incur any significant costs to protect FFL, the FFL Franchise System or the Proprietary Assets.

     (p) Devote such reasonable time to the business of the Franchise as shall be necessary to cause the Franchise to be effectively and efficiently operated.

     (q) Comply with all requirements set forth in this Agreement and in the Originals and Operations Manuals as the same may be modified from time to time.

     (r) Accept the transfer from another franchisee of any member who desires to receive training from Franchisee provided that such other franchisee has paid Franchisee all unused payments made by such person.

     (s) At no time solicit any prospective franchisee of FFL to purchase any product or services or to become associated with Franchisee as an employee, independent contractor or co-owner of the franchised business, unless otherwise authorized in writing by FFL.

     (t) At no time solicit any employee of another FFL franchisee to become associated with Franchisee as an employee, independent contractor or co-owner of the franchised business, unless otherwise authorized in writing by FFL and such other franchisee.

     (u) At no time solicit any existing client of another FFL franchisee unless otherwise authorized in writing by such other franchisee and FFL.

     (v) Franchisee must use the fitness center premises solely for the operation of the franchised business; must keep the franchised business open and in a normal operation for such minimal hours and days as specified by FFL; must refrain from using or permitting the use of the premises for any other purpose or activity at any time without first obtaining FFL's written consent.

     (w) Franchisee must maintain the condition and appearance of the of the premises of the franchised business consistent with FFL's quality controls and standards. Franchisee must reasonably maintain the franchised business as is periodically required to maintain or improve the appearance and efficient operation of the franchised business.

     (x) Franchisee may not make any material alterations to the premises of the franchised business or make material replacements of or alterations to the equipment, fixtures or signs of the franchised business without FFL's written approval.

     (y) Franchisee must record all sales and related activities on a computer which are fully compatible with any program or system which FFL employs. All gross sales and sales information will be recorded on this equipment. FFL will have full access to all of Franchisee's data system and related information by means of direct access whether in person or by telephone/modem.


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7.7  Franchisee shall have the right to offer services and sell products at any price it may determine. If FFL recommends a retail price, such recommendation is suggested only and is in no way binding upon Franchisee.

7.8 Franchisee shall maintain (i) an automobile insurance policy, and (ii) a comprehensive business liability insurance policy, each with limits of not less than One Million and No/100 Dollars ($1,000,000.00) for bodily and property injury. If circumstances so require for the protection of Franchisee and FFL, the foregoing limits of insurance may be increased by FFL. Each insurance policy maintained by Franchisee for the Franchise shall name FFL as an additional insured party. Each insurance policy shall be issued by an insurance company with a performance rating of at least A+ as rated in the most recent edition of Best's Insurance Reports or comparable publication. Within thirty (30) days after establishing the Franchise, and annually thereafter, Franchisee shall provide FFL with a copy of each insurance policy, together with evidence of payment of premiums, evidencing the limits noted above or then required and providing that such insurance shall not be canceled, amended or modified without thirty (30) days' prior written notice to FFL. If Franchisee fails to procure or to continue to maintain any required insurance, FFL is hereby authorized, but not obligated, to procure such insurance and to charge the cost of such insurance to Franchisee.

7.9 Franchisee shall secure workmen's compensation or similar insurance as required by law.

7.10 Franchisee shall provide FFL with financial information on such forms as are prescribed from time to time in the Originals and Operations Manuals. All such financial information shall be prepared in accordance with generally accepted accounting principles, consistently applied and shall be accurate and complete in all material respects. FFL shall have the right from time to time to request additional financial information from Franchisee as FFL may reasonably deem to be required or desirable. If an inspection or audit of Franchisee's books and records reveals that any payments due to FFL have been understated in any report, then Franchisee will immediately pay FFL, upon its demand, the understated amount plus interest from the date the amount was due until paid. If an inspection or audit discloses an understatement of two percent (2%) or more, then Franchisee will also reimburse FFL for any costs and expenses, including accounting and attorneys' fees connection with the inspection or audit. Franchisee must retain all books and records regarding its Franchise for three (3) years.

     At the end of each calendar quarter, Franchisee will supply to FFL in a form approved by FFL, a profit and loss statement and a balance sheet for the three (3) month period just ended. Within ninety (90) days of Franchisee's fiscal year end, Franchisee must submit to FFL a profit and loss statement for that fiscal year and a balance sheet as of the last day of the fiscal year prepared on an accrual basis including all adjustments necessary for fair presentation on the financial statements.

7.11 Franchisee shall promptly after obtaining possession of the site for the
     Franchise: (i) cause to be prepared and submit for approval by Franchisor a site survey and any modifications to Franchisor's conceptual designs and specifications (not for construction) for the development of the Fitness Together business (including requirements for dimensions, exterior design, materials, interior design and layout, equipment, fixtures, furniture, signs and decorating) at the site leased or purchased therefor, provided that Franchisee may modify FFL's basic plans and specifications only to the extent required to comply with all applicable ordinances, building codes and permit requirements and with prior notification to and approval by Franchisor; (ii) obtain all required zoning changes, building, utility, health, sanitation and sign permits and licenses and any other required permits and licenses;

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     (iii) purchase or lease equipment, fixtures, furniture and signs as provided herein; (iv) complete the construction and/or remodeling, equipment, fixtures, furniture and sign installation and decorating of the Franchise in full and strict compliance with plans and specifications therefor approved by FFL and applicable ordinances, building codes and permit requirements; (v) obtain all customary contractors' sworn statements and partial and final waivers of lien for construction, remodeling, decorating and installation services; and (vi) otherwise complete the development of and have the Franchise ready to open and commence the conduct of its business.

7.12 Franchisee shall not install or maintain on the premises of the franchised business, any newspaper racks, video games, jute boxes, gaming machines, gum machines, games, rides, vending machines or other similar devices without FFL's written approval.

                               8. INDEMNIFICATION

8.1 Franchisee shall hold harmless and indemnify FFL and its officers, directors, agents and employees, from and against any and all losses, expenses, judgments, claims, reasonable attorneys' fees and damages arising out of any claims directly or indirectly related to the operation of the Franchise or arising out of a breach of this Agreement; provided, however, that Franchisee shall not be required to hold harmless or indemnify FFL for any claim arising out of a breach of this Agreement by FFL or any other civil wrong of FFL. Franchisee shall promptly notify FFL of any suit filed by or against Franchisee in connection with the operation of the Franchise and, upon request, shall furnish FFL with copies of such documents from the suit as FFL may request.

8.2 FFL shall hold harmless and indemnify Franchisee against any claim for copyright, service mark or trademark infringement arising out of Franchisee's authorized use of FFL materials or the Proprietary Assets in accordance with this Agreement and the Operations Manuals, provided Franchisee notifies FFL in writing within thirty (30) days, or within such shorter period as is necessary to avoid prejudice, after learning of any claim, and also provided FFL has the right to control any litigation or proceeding resulting from any such claim. FFL may require Franchisee to modify or discontinue using any mark and in that event FFL will reimburse Franchisee for its tangible costs of compliance.

8.3 The obligations of Franchisee and FFL to hold harmless and indemnify as specified in Paragraphs 8.1 and 8.2 shall survive the repurchase or termination of the Franchise for so long as any potential for liability under any applicable law, rule, ordinance, statute or judicial decision remains. In this regard, to the maximum extent permitted by law, Franchisee and FFL hereby each waive the effect of any statute of limitation which would, by lapse of time, limit such obligations.

                             9. DEFAULT; TERMINATION

9.1 The occurrence of any of the following events shall constitute a default under this Agreement:

     (a) If Franchisee, or any person controlling, controlled by or under common control with Franchisee, shall misuse the FFL Franchise System or the Proprietary Assets, or any other names, marks, systems, insignia, symbols or rights provided by FFL to Franchisee, or otherwise materially impair the goodwill associated therewith or FFL's rights therein, or if Franchisee shall use any names, marks, systems, insignia or symbols not authorized by FFL.

     (b) If Franchisee shall fail to remit any payments immediately when due to FFL.

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     (c)  If Franchisee shall fail to submit to FFL any financial or other information required under this Agreement.

     (d) If Franchisee shall violate any service mark, trademark, or copyright of FFL.

     (e) If Franchisee shall fail to operate the Franchise in accordance with the Operations Manuals and/or other manuals, or shall fail to conform to the specifications and standards of FFL, or shall fail in any other way to maintain FFL's standards of quality in the operation of the Franchise.

     (f) If Franchisee shall purport to effect any transfer other than in accordance with the terms and conditions hereof.

     (g) If Franchisee submits any false or substantially inaccurate report to FFL.

     (h) If an imminent threat or danger to public health or safety results from the maintenance or operation of the Franchise.

     (i) If Franchisee makes, or has made, any misrepresentation to FFL in connection with obtaining the Franchise, or in connection with operating the Franchise or using the Proprietary Assets hereunder.

     (j) If Franchisee fails to obtain FFL's prior written approval or consent as expressly required by this Agreement.

     (k) If Franchisee defaults in the performance of any obligation under this Agreement not covered by Subparagraphs 9.1(a) through 9.1(j) or Subparagraphs 9.1(l) through 9.1(n), or any amendment or modification to this Agreement, or any other agreement between Franchisee and FFL.

     (l) If Franchisee ceases operations, or does not commence operations on or before one hundred eighty (180) days from the date hereof, without the written consent of FFL, for any reason.

     (m) If Franchisee, or any person controlling, controlled by or under common control with Franchisee, shall be adjudicated bankrupt; or if Franchisee or any such person shall file or have filed against it a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States; or if a receiver, permanent or temporary, of the business, assets or property of Franchisee or any such person, or any part thereof, is appointed by a court of competent authority; or if Franchisee or any such person requests the appointment of a receiver or makes a general assignment for the benefit of creditors; or if a final judgment against Franchisee or any such person in the amount of Five Thousand and No/100 Dollars ($5,000.00) or more remains unsatisfied of record for thirty (30) days or longer; or if the bank accounts, property or receivables of Franchisee or any such person are attached and such attachment is not dismissed within thirty (30) days; or if execution is levied against the business or property of Franchisee or any such person; or if suit to foreclose any lien or mortgage against the Franchise, the premises thereof or equipment thereon is instituted and not dismissed within thirty (30) days.


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     (n)  If Franchisee, or any person controlling, controlled by or under common control with Franchisee, shall be convicted of violating any law providing for criminal penalties and related to or adversely affecting the operation of the Franchise, including crimes of moral turpitude.

     (o)  Any unauthorized use of the Proprietary Software Package.

     (p)  Abandons or fails or refuses to actively operate the Franchise for two
          (2) business days in any twelve (12) month period, unless the Franchise has been closed for a purpose approved by FFL or due to force majeure, or fails to relocate to approved premises within an approved period of time following expiration or termination of the lease for the premises of the franchise business.

     (q) Continues to violate any health, safety or sanitation law, ordinance or regulation or operates the Franchise in a manner that presents a health or safety hazard to its customers or the public.

     (r)  Fails to satisfactorily complete FFL's training program.

9.2 If the cause for termination is correctable, Franchisee shall have the right to correct such cause in a manner acceptable to FFL. All cause for termination must be corrected prior to thirty (30) days following the date of notice and if all such cause is timely corrected, then FFL shall withdraw or suspend such termination.

9.3 Beginning with the second notice of termination for correctable cause, FFL may notify Franchisee because of repeated cause for termination that a subsequent repeat of a given cause in the succeeding twelve (12) month period shall be a good cause for a final termination which is not correctable.

9.4 Upon occurrence of any of the defaults set forth in Paragraph 9.1, FFL may, without prejudice to any other rights or remedies contained in this Agreement or provided by law or equity, terminate the Franchise. Termination shall be effective thirty (30) days after written notice is given by FFL to Franchisee of any of the defaults set forth in 9.1(a)(b)(c)(d)(e) and (k), if such defaults are not cured within the thirty (30) day period. Termination shall be effective immediately when written notice is given by FFL to Franchisee upon occurrence of any of the defaults specified in Subparagraphs 9.1(f)- (j) and (l)-(r). Termination shall be effective immediately and without notice upon occurrence of any of the defaults specified in Subparagraphs 9.1(m) and (n). Franchisee acknowledges and agrees that the provisions of paragraphs 8, 11, 12 and 14 through 17 shall survive the termination of this Agreement and that such provisions shall remain in full force and effect for the time periods set forth therein.

9.5 Upon termination of the Franchise for any reason, or upon expiration of the term of the Franchise, Franchisee agrees as follows:

     (a)  To pay immediately to FFL the full amount of all sums due.

     (b) To cease immediately to use the FFL Franchise System and the Proprietary Assets, or any confusingly similar names, marks, systems, insignia, symbols or other rights, procedures or methods.

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     (c)  To return to the Originals and Operations Manuals and all manuals, plans, specifications, designs, records, data samples, models, programs, materials, handbooks, drawings and other materials provided to Franchisee by FFL.

     (d) To cease immediately to hold itself out in any way as a franchisee of FFL or to do anything which would indicate any relationship between it and FFL.

     (e) Immediately assign the business telephone number for the FFL center to FFL. Franchisee hereby irrevocably appoints and designates FFL a franchisee's attorney-in-fact to change any listed telephone numbers related to the franchised business and to discontinue White Pages and Yellow Pages listings in the event of the termination of this Agreement. Franchisee is liable for all telephone charges incurred prior to any such termination and FFL shall pay all charges and listing costs subsequent to the termination.

9.6 Allow FFL or its designee, at its option, to sell as an agent all or any part of Franchisee's center, including his/her tangible assets, at a price to be determined by three (3) independent appraisers, one obtained by FFL, one obtained by the franchisee, and the third chosen by the other two appraisers. The average of the three appraisals will be the selling price. Goodwill and other intangible assets are to be excluded from the determination of selling price. On sale of the business, creditors of the ex- franchisee shall be satisfied and the balance, if any, shall be paid to the ex-franchisee. FFL shall have the discretionary right for a period of six (6) months following termination to operate the center as an agent and to be Franchisee's agent for sale of the business. If no bona fide offer is received within such six (6) month period, then FFL may liquidate the center and satisfy the creditors of the Franchisee and pay over any balance remaining to Franchisee.

                                  10. TRANSFER

10.1 The Franchise is personal to Franchisee. Franchisee shall not sell, assign, transfer or encumber ("transfer") this Agreement or the Franchise, or any interest in either, and shall not suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law or otherwise, without the prior written consent of FFL.

     Notwithstanding the foregoing, Franchisee may, solely for the convenience of ownership, within ninety (90) days from the date hereof and without the payment of any additional fees, transfer the Franchise to a corporation, limited liability company, partnership, unincorporated association or similar entity, the voting stock of or other ownership interest of which shall be wholly owned by Franchisee. Prior to such transfer, Franchisee shall supply to FFL a copy of the organizational documents of such entity, execute a guaranty of the obligations of such entity in substantially the form set forth on the signature page(s) hereof, and execute any other transfer documents deemed reasonably necessary by FFL.

     Franchisee may, with the prior written consent of FFL, and subject to the requirements of this Section, transfer the Franchise to a corporation, limited liability company, partnership, unincorporated association or similar entity, the voting stock of or other ownership interest of which need not be wholly owned by Franchisee but which shall be under the "control" of the Franchisee within the Securities and Exchange Act of 1934 and the regulations thereunder. Prior to such transfer, Franchisee shall supply to FFL a copy of the organizational documents of such entity, cause all owners of such entity to execute a guaranty of the obligations of such entity in substantially the form

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



     set forth on the signature page(s) hereof, and cause all necessary parties to execute any other transfer documents deemed reasonably necessary by FFL. Franchisee agrees that (s)he shall not solicit prospective or existing franchisees or employees of franchisees of FFL to become a business partner of Franchisee without FFL's prior written consent. Franchisee and all owners will guaranty and comply with all terms of this Agreement, both monetary and non-monetary and be jointly and severally liable for any breach of this Agreement. The performance of the terms of this Franchise Agreement and the payment of any sums due shall be personally guaranteed by Franchisee, its spouse and all owners and their spouses.

10.2 If Franchisee is a corporation, limited liability company, partnership, unincorporated association or similar entity, the terms of this Paragraph 10 shall be deemed to apply to any sale, resale, pledge, assignment, transfer or encumbrance ("transfer") of the voting stock of, or other ownership interest in Franchisee, which would alone or together with other related, previous, simultaneous or proposed transfers, result in a change of "control" of Franchisee within the meaning of the Securities Exchange Act of 1934 and the regulations thereunder.

10.3 Upon the death, disability or permanent incapacity of Franchisee, FFL shall not unreasonably withhold its consent to the transfer of all of the interest of Franchisee to a spouse, heirs or relatives, by blood or marriage, whether such transfer is made by will or by operation of law, provided that the requirements of this Paragraph 10 have been met. In such event, no transfer fee shall be required to be paid. If Franchisee's heirs do not obtain FFL's consent as prescribed herein, the personal representative of Franchisee shall have one hundred eighty (180) days to dispose of Franchisee's interest hereunder, which disposition shall be subject to all the terms and conditions or transfers under this Agreement.

10.4 Franchisee agrees that the restrictions on transfer imposed herein are reasonable and necessary to protect the Franchise, the FFL Franchise System and the Proprietary Assets, as well as FFL's reputation and image, and are for the protection of FFL, Franchisee and other franchisees.

10.5 Any transfer permitted by this Paragraph 10 shall not be effective until FFL has received a completely executed copy of all transfer documents and has consented in writing to the transfer and transferee has executed the then-current form of FFL Franchise Agreement except that the term shall be the time remaining on transferor's ten (10) year term.

10.6 FFL agrees not to unreasonably withhold its consent to a transfer by Franchisee hereunder. Consent to a transfer otherwise permissible may be refused unless:

     (a) All obligations of Franchisee created by this Agreement, all ancillary documents and any other Franchise Agreements are assumed by the transferee;

     (b) All monies owed to FFL by Franchisee have been paid (including, but not limited to, the monthly royalty and any other royalties) and Franchisee agrees to pay to FFL any amount less than the then-current monthly royalty being paid by Franchisee which may be paid by the transferee under the terms of its Franchise Agreement;

     (c)  Franchisee is not in default under this Agreement;


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     (d)  The transferee satisfactorily completes the training required of new franchisees on FFL's then- current terms prior to the date of transfer;

     (e) Franchisee satisfies FFL that the transferee meets all the requirements of FFL for new franchisees, including, but not limited to, requirements relating to good reputation and character, the ability to operate a personal fitness center, business acumen, financial strength and other business considerations;

     (f) The transferee executes or, in appropriate circumstances, causes all necessary parties to execute, FFL's then-current standard form of Franchise Agreement for the Franchise and such other then-current ancillary documents being required by FFL of new franchisees on the date of transfer;

     (g) Franchisee executes a general release in a form satisfactory to FFL, of any and all claims against FFL and its officers, directors, members, shareholders and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state and local laws, rules and ordinances; and

     (h) Franchisee or the transferee pays FFL a transfer fee in the amount of Ten Thousand and No/100 Dollars ($10,000.00) plus all on-site travel expenses reasonably required by FFL to cover FFL's reasonable costs in effecting the transfer and in providing training and other initial assistance to the transferee.

10.7 Franchisee may request assistance from FFL in locating a transferee for the Franchise upon the following terms and conditions:

     (a) At the time Franchisee requests FFL's assistance, Franchisee shall pay to FFL the amount of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) to cover the cost of advertising in addition to the customary advertising then conducted by FFL;

     (b) Franchisee shall pay to FFL a fee of Five Thousand and No/100 Dollars ($5,000.00) upon the completion of the transfer to cover salesperson commissions;

     (c) Franchisee's transferee shall be the next prospective franchisee from Franchisee's Territory that makes an initial inquiry and purchases a Franchise after the date on which Franchisee notifies FFL that it desires FFL's assistance in locating a transferee;

     (d) Franchisee shall remain current in all of its obligations under this Agreement, including, but not limited to, the payment of the monthly royalty.

     (e) All the conditions of Section 10.6 shall be satisfied, including, but not limited to, the payment by Franchisee or transferee of a transfer fee in the amount of Ten Thousand and No/100 Dollars ($10,000.00); and

     (f) Franchisee shall be available to meet with prospective franchisees at mutually convenient times.


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10.8 At least sixty (60) days prior to a proposed sale or transfer by Franchise of fifty percent (50%) or more of the Franchise or its assets, (the "Offered Property"), whether voluntarily or involuntarily undertaken, Franchisee shall give written notice of such proposed sale to FFL. Said notice shall set forth the name of the proposed purchaser, a description of the offered property, all terms and conditions of the proposed sale, and must be accompanied by a fully completed current FFL Transfer Packet, including a fully executed Purchase and Sale Agreement. (The effectiveness of the Purchase and Sale Agreement must be contingent upon FFL's waiver of its right of first refusal as described in this section). Upon receipt of the notice and other documents, the sixty (60) day notice period shall commence. Within the sixty (60) day notice period, FFL may elect to purchase the offered property on the same terms and conditions set forth within the notice. In addition, within the sixty (60) day notice period, FFL may notify Franchisee that FFL has elected to withhold approval of the proposed transfer by providing the specific reasons for such action. FFL may not unreasonably withhold approval. FFL shall not grant approval in the event the proposed transferee does not agree to be bound by the terms and conditions of the then-current Agreement for the balance of transferor's terms or if the proposed transferee is otherwise unacceptable as a franchisee. If FFL shall fail to respond to Franchisee's notice of intent to transfer within the sixty (60) day period by approving or disapproving the proposed transfer or by electing to purchase according to the terms and conditions offered to the proposed transferee, Franchisee may then transfer this franchise business in accordance with the terms of said notice.

10.9 This Agreement inures to the benefit of FFL, it successors and assigns, and FFL shall have the right to transfer or assign all or any part of its interest herein to any person or legal entity.

                      11. NON-COMPETITION; CONFIDENTIALITY

11.1 Franchisee, any persons controlling, controlled by or under common control with Franchisee, shall not, without FFL's prior written consent:

     (a) During the term of the Franchise, offer personal fitness training, workshops or other programs, or sell educational materials involving subject matters that are the same as, similar to or competitive with FFL programs and materials, anywhere in Canada or the United States, other than FFL programs and materials in the Territory.

     (b) For a period of two (2) years following termination or expiration of the Franchise, establish, assist, consult with, participate in or be employed by any enterprise that is or plans to be engaged in the Territory or within a twenty-five (25) mile radius of the boundaries of the Territory in offering personal fitness training sessions, meetings, workshops or other programs, or selling educational materials, involving marketing and selling fitness training that is the same as, similar to or competitive with the subject matters of FFL programs or materials which Franchisee is entitled to sell pursuant to this Agreement.

     (c) During the term of the Franchise and at any time thereafter, use any of the Proprietary Assets for any unauthorized purpose; use any confusingly similar method, format, procedure, technique, slogan, insignia, term, designation, design, diagram, promotional material or course material; or cause or permit any facility or program to look like, copy or imitate any facility or program operated or licensed by FFL.


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11.2 Franchisee, and persons controlling, controlled by or under common control with Franchisee, shall at all times treat as confidential all manuals and materials designated for use with the FFL Franchise System, and such other information as FFL may designate from time to time for confidential use with the FFL Franchise System (as well as all trade secrets, if any, and confidential information, knowledge and know-how concerning the operation of the Franchise that may be imparted to, or acquired by, Franchisee from time to time in connection with this Agreement), and shall use all reasonable efforts to keep such information confidential. Franchisee acknowledges that the unauthorized use or disclosure of such confidential information (and trade secrets, if any) will cause incalculable and irreparable injury to FFL. Franchisee shall not, at any time, without the FFL's prior written consent, disclose, use or permit the use (except as may be required by applicable law or authorized by this Agreement) of such information, in whole or part, or otherwise make the same available to any unauthorized person or source. All information, knowledge and know how not generally known about the FFL Franchise System, methods, standards, specification, procedures and techniques, and such other information or material as FFL may designate as confidential, shall be deemed confidential for purposes of this Agreement, except information which Franchisee can demonstrate came to its attention prior to disclosure thereof by the FFL, or which is or has become a part of the public domain through publication and communication by others. All manuals or materials designated for use with the FFL Franchise System, and all confidential information (and trade secrets, if any) shall at all times be deemed to be, and shall remain, the sole property of FFL, and Franchisee shall acquire no rights, title or interest therein by virtue of its authorization pursuant to this Agreement to possess and use the same.

                        12. ACTUAL, AVERAGE, PROJECTED OR
                 FORECASTED FRANCHISE SALES, PROFITS OR EARNINGS

12.1 Due to the competitive nature of the business involved, successful operations of the Franchise will primarily depend upon the best efforts, capabilities and management abilities of the Franchisee and on efficient operation of the franchised business as well as local marketing conditions. Franchisee acknowledges, warrants and represents to FFL that no representation has been made by FFL (or any employees, agents or salesperson thereof) and relied upon by Franchisee as to the future or past income, expenses, sales volume or potential profitability, earnings or income of a FFL Franchise.

12.2 Any sales, profits or earnings disclosed are not furnished nor authorized by FFL and should not be considered as the actual or potential sales, profits or earnings that will be realized by any other franchise. FFL does not represent that any franchise can expect to attain these sales, profits or earnings.

12.3 FFL does not offer or utilize any projections of earnings or profits as an inducement for the sale of Franchises. It is understood that Franchisee is starting a new business and is assuming the financial risks attendant hereto. Where FFL provides information requested by Franchisee relating to typical costs of operation a FFL facility such as typical rents, typical labor costs, typical equipment lease costs, etc., such information shall not be construed as a representation or warranty relative to any future sales, profits or earnings achievable by the Franchisee.

12.4 FRANCHISEE HEREBY ACKNOWLEDGES THAT FFL HAS MADE NO CLAIMS OR REPRESENTATIONS WHATSOEVER REGARDING POTENTIAL EARNINGS FRANCHISEE MAY ACHIEVE AS A FFL FRANCHISEE AND THAT WHILE FFL HAS OFFERED ASSISTANCE, FRANCHISE HAS HAD FINAL, ULTIMATE APPROVAL OF THE SITE

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     SELECTED, LEASE EXECUTED AND OTHER DECISIONS CONCERNING THE FRANCHISE
     PURCHASE, LOCATION AND OPERATION.

                                   13. NOTICES

13.1 All notices hereunder shall be in writing and shall be duly given if hand delivered or sent by registered or certified mail, postage prepaid, return receipt requested, addressed:

     (a)  If to FFL, to:

          Fitness For Life Franchise Corporation
          1111 Annabar Drive
          Castle Rock, CO 80104

          With a copy to:
          Sean Doyle
          4419 E. Danbury Road
          Phoenix, AZ.  85032


     (b) If to Franchisee, to the address indicated on Page 1 of this Agreement; or

     (c) To such other address as FFL or Franchisee shall have specified in a written notice given to the other party.


                         14. GOVERNING LAW; JURISDICTION
                             AND VENUE; ARBITRATION

14.1 Franchisee acknowledges and agrees that this agreement shall be deemed to have been made and entered into in the State of Arizona, and shall be governed by and construed in accordance with the laws of the State of Arizona, except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C., Sections 1051 et seq.).

14.2 Franchisee acknowledges that it has and will continue to develop a substantial and continuing relationship with FFL at its principal offices in the State of Colorado. Therefore, any action arising out of or relating to this Agreement shall be commenced in any state or federal court of general jurisdiction in the State of Arizona. Franchisee irrevocably submits to the jurisdiction of such court and waives any objection it may have to the jurisdiction or venue of such court.


14.3 Except where FFL seeks injunctive relief or any other provisional remedy (e.g., replevin/repossession), every controversy, claim or dispute arising out of or in connection with the negotiation, performance or non-performance of this Agreement, including, without limitation, any alleged torts and/or claims regarding the validity, scope and enforceability of this Section, shall be solely and finally settled by binding arbitration conducted in the locality in which the Franchise is located and in accordance with the Arbitration Rules then in effect of the American Arbitration Association ("AAA") or any successor organization, or as otherwise agreed by the parties.


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     In the event of any controversy or claim, the parties shall first attempt to resolve the matter through good faith, informal negotiations, including, upon mutual agreement, non-binding mediation. If the parties are unable to resolve the dispute, either party hereto may demand arbitration by written notice to the other party ("Demand for Arbitration") [and to their local AAA office]. Any Demand for Arbitration pursuant to this Section shall be made within one (1) year from the date that the dispute arose or should have been known to arise.

     The parties shall mutually agree on one (1) arbitrator. If the parties cannot so agree, any dispute shall be submitted to a single arbitrator selected by the Arbitration Administrator from the panel of arbitrators. If the Arbitration Administrator must chose an arbitrator, each party is entitled to one (1) peremptory challenge of the arbitrator chosen, whether it be with or without cause. The costs of arbitration; i.e., fees payable to AAA and the arbitrator, are to be shared equally by the parties. Each party shall be responsible for its own costs and attorneys' fees.

     The arbitrator shall have full power to make such orders, rules and regulations as he or she shall deem just and expedient in respect to any procedure or matter involved in this arbitration, including, without limitation, discovery procedures, ex parte relief, interim awards, provisional remedies, temporary injunctive relief, injunctive relief or orders for specific performance.

     IT IS THE INTENT, AGREEMENT AND UNDERSTANDING OF THE PARTIES THAT NEITHER PARTY SHALL RECEIVE, AND THE ARBITRATOR SHALL HAVE NO POWER TO AWARD, ANY SUMS BY WAY OF PUNITIVE OR EXEMPLARY DAMAGES, LOST WAGES AND/OR PROFITS, ATTORNEYS' FEES AND/OR COSTS, AND IN NO EVENT SHALL ANY MONETARY DAMAGES BE RECOVERED BY A FRANCHISEE IN EXCESS OF THE AMOUNT OF THE FRANCHISE FEE AND THE COSTS OF BUILDING OUT THE FFL CENTER.

     The arbitrator shall follow the rules of evidence of the State of Arizona relating to the trial of civil actions. The parties are free to mutually waive or modify any evidentiary rule or procedure with the consent from the arbitrator.



     All parties shall mutually agree upon the scope and duration of discovery. Should the parties be unable to agree, they shall submit a proposed discovery plan or schedule to the arbitrator, who shall resolve such dispute in his or her sole discretion.

     The arbitrator shall, within thirty (30) days after the matter has finally been submitted to him or her, render a written decision making specific findings of fact and setting forth the reasons for the decision which shall comply with the express terms of this Franchise Agreement.

     Judgment on any award of the arbitrator shall be binding and may be entered in any court having jurisdiction thereof. The parties intend that this Agreement to arbitrate be valid, binding, enforceable and irrevocable. The terms of this section shall survive the termination or expiration of this Franchise Agreement. It is the intent of the parties that any arbitration between FFL and Franchisee shall be limited to the individual claims of either party and that no claim of any other party shall be subject to arbitration in such proceeding on any basis whatsoever, whether by consolidation, by class or representative principles, or otherwise.

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     The parties acknowledge that this provision fully expresses their agreement and is for the purpose of avoiding lengthy, protracted and expensive litigation. If any provision of this section is held to be unenforceable by a court of competent jurisdiction, it is the intent of the parties, consisting with public policy of the laws of the jurisdiction in which the arbitration takes place, that those provisions be construed as written to the fullest extent possible. Each covenant will be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which FFL is a party, Franchisee will be bound by any lessor covenant subsumed within the terms of this covenant that imposes the maximum duty permitted by law, as if the resulting covenant was originally stated in this Agreement.

     Franchisee's Initials: ____ ____


                       15. REMEDIES; WAIVERS AND CONSENTS

15.1 All rights and remedies of FFL and Franchisee enumerated in this Agreement shall be cumulative and, except as specifically contemplated otherwise by this Agreement, shall not exclude any other rights or remedies allowed at law or in equity, and said rights and remedies may be exercised and enforced concurrently.

15.2 If Franchisee withholds any monies owed to FFL in the absence of a court order permitting the withholding of such monies, FFL shall be reimbursed by Franchisee for all reasonable costs incurred in pursuing the collection of the withheld monies. These costs shall include, but not be limited to, court costs, reasonable attorneys' fees, reasonable value for FFL employees' time, witness fees and travel expenses incurred by FFL.

15.3 No waiver by FFL or Franchisee of any term, covenant or condition, or the breach of any term, covenant or condition of this Agreement to be kept or performed by the other party shall constitute a waiver by the waiving party of any subsequent breach of such term, covenant or condition or authorize the breach of non-observance on any other occasion of the same or any other term, covenant or condition of this Agreement. Subsequent acceptance by FFL of any payments due to it hereunder shall not be deemed to be a waiver by FFL of any preceding breach by Franchisee of any terms, covenants or conditions of this Agreement. Whenever this Agreement requires FFL's prior approval or consent, such approval or consent shall be obtained in writing. FFL will also consider granting, in its sole discretion, other reasonable requests individually submitted by Franchisee in writing for FFL's prior waiver of any obligation imposed by this Agreement. FFL makes no warranties or guarantees upon which Franchisee may rely, and assumes no liability or obligation to Franchisee, by providing any waiver, approval, consent or suggestion to Franchisee in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefore. Any waiver granted by FFL shall be subject to FFL's continuing review, may subsequently be revoked for any reason effective upon ten (10) days prior written notice, and shall be without prejudice to any other rights FFL may have.

                                16. SEVERABILITY

16.1 If any provision of this Agreement or the application of any provision to any provision or circumstance shall be determined to be invalid or unenforceable, then such determination shall not

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     affect any other provisions of this Agreement or the application of such provisions to any other person or circumstances, all of which other provisions shall remain in full force an effect. It is the intention of FFL and Franchisee that if any provision of this Agreement is susceptible of two (2) or more constructions, one (1) of which would render the provision unenforceable, then the provision shall have the meaning which render it enforceable.

                              17. ENTIRE AGREEMENT

17.1 This Agreement constitutes the entire agreement between FFL and Franchisee regarding the subject matter hereof, and supersedes all prior and contemporaneous agreements between FFL and Franchisee regarding such subject matter. No officer, employee, servant or agent of FFL or Franchisee has been authorized to make any representation, warranty or other promise not contained in this Agreement or the accompanying Offering Circular. No amendment, change or variance from this Agreement shall be binding on either party unless executed in writing by both parties.

17.2 Notwithstanding any law of the State of Arizona to the contrary, no revision, termination or attempted waiver of any provision of this Agreement shall be binding upon FFL or Franchisee unless in writing and signed by FFL and Franchisee. Franchisee acknowledges, however, that FFL may unilaterally revise the contents of the Originals and Operations Manuals in accordance with Paragraph 7.3, and that any such revision shall be binding on Franchisee.


                        18. JOINT AND SEVERAL OBLIGATIONS

18.1 If Franchisee consists of more than one (1) person, their liability under this Agreement shall be deemed to be joint and several.

                 19. COUNTERPARTS; PARAGRAPH HEADINGS; PRONOUNS

19.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The paragraph headings in the Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof. Each pronoun used herein shall be deemed to include the other number and genders.

                               20. ACKNOWLEDGMENTS

20.1 Franchisee acknowledges that:

     (a) It has conducted an independent investigation of the business contemplated by this Agreement and recognizes that it involves business risks making the success of the venture largely dependent upon the abilities of Franchisee. FFL expressly disclaims the making of, and Franchisee acknowledges that it has not received or relied upon, any warranty or guarantee, expressed or implied, as to the potential volume, profits or success of the business contemplated by this Agreement.

     (b) It is not relying upon any representations by FFL or its officers, directors, shareholders, members, employees, agents or servants, about the business contemplated by this Agreement,

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          that are contrary to the provisions of this Agreement, any related agreements or the accompanying Offering Circular.

     (c) It has received, read and understood this Agreement, any related agreements and the accompanying Offering Circular; FFL has fully and adequately explained the provisions of each to its satisfaction; and FFL has accorded ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

     (d) It is aware of the fact that other franchisees of FFL may operate under different forms of agreements and, consequently that FFL's obligations and rights with respect to its various franchisees may differ materially in certain circumstances.

     (e) No representation or statement has been made by FFL (or any employee, agent or salesperson thereof) and relied upon by Franchisee regarding the anticipated income, earnings and growth of FFL or the FFL Franchise System, or the viability of the business opportunity being offered hereunder.

     (f) The covenants not to compete set forth in this Agreement are fair and reasonable, and will not impose any undue hardship on Franchisee, since Franchise has other considerable skills, experience and education which afford Franchise the opportunity to derive income from other endeavors.

     (g) Notwithstanding anything to the contrary in this Agreement, in the event any valid, applicable law or regulation of a competent governmental authority having jurisdiction over this Agreement or the parties hereto shall limit FFL's rights as to the termination or renewal hereunder or shall require longer notice periods than those set forth herein, this Agreement shall be deemed amended to conform to the requirements of such laws and regulations, but in such event the provisions of this Agreement thus affected shall be amended only to the extent necessary to bring it within the requirements of the law or regulation. FFL may reduce the scope of any covenant in this Agreement without Franchisee's consent, effective immediately upon its receipt of written notice, and Franchisee must comply with any modified covenant.

     (h) The individuals executing this Franchise Agreement on behalf of Franchisee represent and warrant that the signatures listed below constitute all of the individuals, partners, limited partners, members, directors, officers and/or shareholders of Franchisee necessary to bind Franchisee and that they have read, understand and consent to be bound by all of its terms.



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                               21. EFFECTIVE DATE

21.1 This Agreement shall be effective as of the date it is signed by FFL.

     DATED: ________________ 2002

                                      FITNESS FOR LIFE FRANCHISE CORPORATION
                                      INC., an Arizona corporation



                                      By:______________________________
                                      Its: President


                                      Franchisee:
                                      ---------------------------------


                                      ---------------------------------




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                                    EXHIBIT A

         To be determined.



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                                    EXHIBIT B

1.   One (1) Originals Manual

2.   One (1) Operations Manual

3.   List of Required Equipment which is not supplied by Franchisor

               Life Fitness Cross Trainer 9500 HR
               Life Fitness Recumbent Stationary Bike 9500 RHR
               Life Fitness Treadmill 9100 Vectra 1850 w/210# Vectra Horizontal Rack DB Vectra Extra Bar Kit Parabody DB Rack (vertical) Parabody DB Rack (horizontal) Parabody weight tree
               (ST) Parabody Hip Sleds Parabody 4x6 Mats (3) Chrome DB's (3,5,8,10,12,15,20) Pro-style DB's (25,30,35,40,45,50,60)
               Olympic E-Z Curl Olympic 310 set Olympic 45# Plates Pro-style Barbells (20,25,30,35) ProMaxima Power Rack (Optional)

Software Needed:
               BSDI Publisher PT Edition
               Ohio Distinctive Software
               Day-Timer Organizer
               Microsoft Office



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                                   APPENDIX A

THIS APPENDIX WILL SERVE AS AN ADDENDUM TO THE FRANCHISE AGREEMENT FOR USE IN THE STATE OF MINNESOTA.

                    DISCLOSURES REQUIRED UNDER MINNESOTA LAW


"Minn. Stat. 80C.21 and Minn. Rule 2860.4400J prohibits us from requiring litigation to be conducted outside Minnesota. In addition, nothing in the offering circular agreement can abrogate or reduce any of your rights as provided for in Minnesota Statutes, Chapter 80C, or your rights to any procedure, forum, or remedies provided for by the laws or the jurisdiction."

"Withrespect to franchises governed by Minnesota law, the franchisor will comply with Minn. Stat. Sec. 80C. 14, Subds. 3, 4 and 5 which require, except in certain specified cases, that a franchisee be given 90 days notice of termination (with 60 days to cure) and 180 days notice for non-renewal of the franchise agreement."

Minn.Rule Part 2860.4400J. prohibits a franchisee from waiving his rights to a jury trial or waiving his rights to any procedure, forum, or remedies provided for by the laws of the jurisdiction, or consenting to liquidated damages, termination penalties or judgement notes.

Minn.Rule 2860.4400D. prohibits requiring a franchisee to assent to a general release.




-----------------------------------------
         Franchisee Signature


         ----------------
                  Date


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